                            SHARE EXCHANGE AGREEMENT

between

1. kappaphoenicis Beteiligungs GmbH, a German corporation, with its registered office in Munich, registered in the Commercial Register of Munich under number HRB 117436 ("Kappaphoenicis Beteiligungs GmbH")

2. Activision, Inc., a Delaware Corporation with principal offices in Santa Monica, California, U.S.A. ("Activision, Inc.")

and


3. Mr. Detlef Erhardt, Fasanenweg 3, D - 93133 Burglengenfeld, Germany ("Detlef Erhardt");

4. Mrs. Ingrid Herrmann, Fasanenweg 3, D - 93133 Burglengenfeld, Germany ("Ingrid Herrmann");

    (Detlef Erhardt and Ingrid Herrmann collectively also the "NBG-Shareholders")


                                    PREAMBLE


A.  NBG EDV Handels und Verlags GmbH

    1. The registered share capital of NBG EDV Handels- und Verlags GmbH ("NBG") with its registered office in Burglengenfeld, registered in the Commercial Register of Amberg under number HRB 1636, amounts to a nominal value of DM 100,000.00. It is divided into four (4) shares, all of which have been fully paid in.

         NBG was founded by Detlef Erhardt and Ingrid Herrmann on September 2, 1991 by notarial deed of the notary Martin Eicher, Worth a. d. Donau, role of deeds no. 0903/1991; each of them subscribed to a share in the nominal value of DM 25,000.00 each. On June 17, 1996, the share capital was raised by notarial deed of the notary Walter Kolb in Burglengenfeld, role of deeds

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         no. 1399/1996, to a nominal value of DM 100,000.00; Detlef Erhardt and Ingrid Herrmann subscribed to a share in the nominal value of DM 25,000.00 each.

    2.   All shares in NBG are held as follows:

    2.1 Detlef Erhardt holds two shares with a nominal value of DM 25,000.00 each;

    2.2 Ingrid Herrmann holds two shares with a nominal value of DM 25,000.00 each.

B.  TARGET SOFTWARE VERTRIEBS GMBH

    1. The registered share capital of TARGET SOFTWARE VERTRIEBS GMBH ("TARGET") with its registered office in Burglengenfeld, registered in the Commercial Register of Amberg under number HRB 2278, amounts to a nominal value of DM 50,000.00. It is divided into two shares, both of which have been fully paid in.

         TARGET was founded by Detlef Erhardt and Ingrid Herrmann on April 16, 1997 by notarial deed of the notary Walter Kolb in Burglengenfeld, role of deeds no. 875/1997; each of them subscribed to a share in the nominal value of DM 25,000.00 each.

    2.   All shares in TARGET are held as follows:

    2.1  Detlef Erhardt holds one share with a nominal value of DM 25,000.00;

    2.2  Ingrid Herrmann holds one share with a nominal value of DM 25,000.00.

Kappaphoenicis Beteiligungs GmbH desires to exchange with the NBG-Shareholders all their respective shares in NBG and TARGET


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(NBG and TARGET collectively also called the "NBG Companies") for shares in
Activision, Inc.

NOW THEREFORE, it is agreed as follows:


                                   ARTICLE 1
                           TRANSFER OF THE NBG SHARES


1.1 Detlef Erhardt hereby transfers to Kappaphoenicis Beteiligungs GmbH his two shares in NBG with a nominal value of DM 25,000.00 each as stated in A.2.1 of the preamble together with all ancillary rights, including, without limitation, the rights to vote such shares and the rights to all profits the distribution of which is resolved in the future. Kappaphoenicis Beteiligungs GmbH hereby accepts such transfer.

1.2 Ingrid Herrmann hereby transfers to Kappaphoenicis Beteiligungs GmbH her two shares in NBG with a nominal value of DM 25,000.00 each as stated in
    A.2.2 of the preamble together with all ancillary rights, including, without limitation, the rights to vote such shares and the rights to all profits the distribution of which is resolved in the future. Kappaphoenicis Beteiligungs GmbH hereby accepts such transfer.


                                   ARTICLE 2
                        TRANSFER OF THE TARGET SHARES


2.1 Detlef Erhardt hereby transfers to Kappaphoenicis Beteiligungs GmbH his share in TARGET with a nominal value of DM 25,000.00 as stated in B.2.1 of the preamble together with all ancillary rights, including, without limitation, the rights to vote such share and the rights to all profits the distribution of which is resolved in the future.



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    Kappaphoenicis Beteiligungs GmbH hereby accepts such transfer.

2.2 Ingrid Herrmann hereby transfers to Kappaphoenicis Beteiligungs GmbH her share in TARGET with a nominal value of DM 25,000.00 as stated in B.2.2 of the preamble together with all ancillary rights, including, without limitation, the rights to vote such share and the rights to all profits the distribution of which is resolved in the future. Kappaphoenicis Beteiligungs GmbH hereby accepts such transfer.


                                   ARTICLE 3
                         ACTIVISION SHARES IN EXCHANGE


3.1 In exchange for the transfer of his shares in NBG as stated in A.2.1 of the preamble, Detlef Erhardt shall receive 130,597 shares in Activision, Inc.

3.2 In exchange for the transfer of her shares in NBG as stated in A.2.2 of the preamble, Ingrid Herrmann shall receive 130,597 shares in Activision, Inc.

3.3 In exchange for the transfer of his share in TARGET as stated in B.2.1 of the preamble, Detlef Erhardt shall receive 927 shares in Activision, Inc.

3.4 In exchange for the transfer of her share in TARGET as stated in B.2.2 of the preamble, Ingrid Herrmann shall receive 927 shares in Activision, Inc.

3.5 The shares in Activision, Inc. to be received by the NBG-Shareholders will be duly authorized, validly issued, fully paid and non-assessable shares of Activision, Inc.'s common stock US$ 0.000001 par value per share (the "Activision Shares") and will be delivered to the NBG-Shareholders free and clear of any and all liens, hypothecations, encumbrances or restrictions of any kind other than restrictions on

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    transfer imposed by United States Federal Securities Laws and regulations and by other applicable laws and the restrictions set forth in Article 6 of this Agreement (collectively, the "Permitted Restrictions").

3.6 Subject to Section 6.2 below, each of the NBG-Shareholders shall receive his or her respective number of Activision Shares on the date of this Agreement. The respective share certificates (other than to be deposited in escrow under Section 6.2) have been handed over to the NBG-Shareholders. Activision, Inc. shall hand over on behalf of the NBG-Shareholders the remaining Activision Shares to the Escrow Agent under the document called Warranty Escrow Agreement, still to be signed by City National Bank, a copy of which is attached hereto as EXHIBIT A.


                                   ARTICLE 4
                         GUARANTEES OF NBG-SHAREHOLDERS


4.1 Guarantees with respect to the NBG shares, the TARGET shares and the NBG-Shareholders

    As an inducement to Kappaphoenicis Beteiligungs GmbH and Activision, Inc. and recognizing Kappaphoenicis Beteiligungs GmbH's and Activision Inc.'s reliance thereupon, the NBG-Shareholders, jointly and severally, guarantee in the form of an independent guarantee ("selbstandiges Garantieversprechen") to Kappaphoenicis Beteiligungs GmbH and Activision, Inc., each of them separately, with respect to the shares in the NBG Companies that as of the date of this Agreement:

    (1) each of the NBG-Shareholders has full power and authority to enter into and perform this Agreement, which constitutes a binding obligation on him or her in accordance with its terms;


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    (2)  the statements in the preamble of this Agreement are complete and correct. The respective registered share capital of the NBG Companies stated in the preamble has been fully paid in; no refunds have been made (Sec. 30 para. 1 GmbHG, German Act on Limited Liablity Companies).

         There is no liability to affect further contributions ("Nachschusse") pursuant to Sec. 26 GmbHG (German Act on Limited Liability Companies);

               (3) NBG-Shareholders hold each of their shares as stated in the preamble as sole beneficial owner in their own name and on their own account and can dispose of them freely and without consent of any third party. The shares are free of any encumbrances for the benefits of third parties or other rights of third parties and there is no agreement or arrangement to give or create any such encumbrance or right;

               (4) the NBG-Shareholders are entitled to transfer the shares as stated in the preamble to Kappaphoenicis Beteiligungs GmbH on the terms of this Agreement without the consent of any third party;

               (5) each of the NBG-Shareholders acknowledges and understands that he or she is responsible for obtaining independent legal advice with respect to the Activision Shares and the restrictions attached to NBG-Shareholders' right to sell or transfer in any way said Activision Shares; that such NBG-Shareholder has been given the opportunity to ask questions of and receive answers from, the officers of Activision, Inc. concerning Activision, Inc. and its business and the terms and conditions of the transactions contemplated by this Agreement; and that in view of NBG-Shareholders' extensive discussions with representatives of Activision, Inc. concerning such transactions, disclosures by Activision, Inc. to NBG-


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                    Shareholders shall constitute disclosure to each of the
                    NBG-Shareholders and all NBG-Shareholders for all purposes, including without limitation for purposes of with the applicable securities laws regarding disclosure;

               (6) the shares transferred by each of the NBG-Shareholders do not constitute the entire assets of that NBG-Shareholder within the meaning of Sec. 419 BGB (German Civil Code);

               (7) each of the NBG-Shareholders guarantees that he or she is not an U.S.-citizen or -resident;

               (8) none of the NBG Companies or any of the NBG-Shareholders has taken any action or engaged in any activities that would preclude Activision, Inc.'s ability to account for the exchange of shares (the "Exchange") under this Agreement as a pooling of interests;

               (10) each of the NBG-Shareholders has signed and delivered the document called the Warranty Escrow Agreement, still to be signed by City National Bank, a copy of which is attached hereto and incorporated as EXHIBIT A;

               (11) Detlef Erhardt and Ingrid Herrmann have executed and
                    delivered their employment agreements with NBG in the form and substance as previously discussed with representatives of Activision, Inc.;

               (12) the members of the Supervisory Board, if any, of each of the NBG Companies resign as of the date of this Agreement;

4.2       Guarantees with Respect to NBG Companies

          As an inducement to Kappaphoenicis Beteiligungs GmbH and Activision, Inc. and recognizing Kappaphoenicis

          Beteiligungs GmbH's and Activision, Inc.'s reliance thereupon, the NBG-Shareholders, jointly and severally, guarantee in the form of an independent guarantee ("selbstandiges Garantieversprechen") to Kappaphoenicis Beteiligungs GmbH and Activision, Inc., each of them separately, with respect to the NBG Companies that as of the date of this Agreement unless stipulated herein otherwise:

               (1) NBG and TARGET are limited liability companies (Gesellschaften mit beschrakter Haftung), duly organized under the laws of the Federal Republic of Germany and validly existing.

                    The NBG Companies have full corporate power and authority to own the assets and to carry on the respective business as now being conducted;

               (2) copies of the presently valid Articles of Association of each of the NBG Companies have been handed over to Kappaphoenicis Beteiligungs GmbH. There exist no Shareholders' Resolutions and/or obligations concerning any amendments of the Articles of Association with the exception of the Shareholders' Resolution at NBG concerning its conversion into a stock corporation which has been handed over to Kappaphoenicis Beteiligungs GmbH;

               (2a) in the last twelve (12) months there have been made no dividend or other payments to the NBG-Shareholders nor do there exist any shareholders' resolutions regarding any future dividend or other payments to the NBG-Shareholders;

               (3) the copies of the annual accounts as of June 30, 1997 of each of the NBG Companies (the "Financial Statements"), which have been handed over to Kappaphoenicis Beteiligungs GmbH, have been prepared with the care of an duly acting business man in accordance with the German principles of accounting and book-keeping ("GOB") pursuant to Sec. 243 HGB (German Commercial Code). The Financial Statements fairly present in all material respects the financial and profit situation of the NBG Companies at the respective dates of and for the periods referred to in such Financial Statements, observing continuity in the accounting and evaluation methods. The NBG Companies' Financial Statements were delivered to Kappaphoenicis Beteiligungs GmbH prior to the execution of this Agreement. The NBG Companies are in good financial standing;

               (4) except as set forth in Schedule 4.2 (4) which is attached to this Agreement, the NBG Companies have no liabilities or obligations of any nature (whether fixed or contingent) as of the date of this Agreement except for liabilities reflected or reserved against in the Financial Statements; furthermore, the NBG Companies are not liable for any indemnity or warranty risks of more than DM 100,000.00 in total with respect to services and/or deliveries performed prior to the date of this Agreement unless sufficient reserves have been created in respect thereof in the Financial Statements;

               (4a) the operating profit (i.e. net revenues minus operating expenses) for the first quarter of NBG's current fiscal year, i. e. for the quarter until September 30, 1997, amounts to a minimum of DM 160,000.00;

               (4b) except as set forth in Schedule 4.2 (4b), there exist no loans to or from the NBG-Shareholders;

               (5) the NBG Companies have duly withheld or collected, and to the extent required, paid to the proper governmental authority or other person all taxes due as of the date of this Agreement, including all VAT, that each of the NBG Companies is legally required to withhold, collect and pay.

                    No external tax audit took place yet. There are no ongoing tax audits of or relating to any of the NBG Companies. As of September 30, 1997, the financial reporting has been prepared according to the tax reporting standards; since that date the company has filed all necessary tax statements and/or advance statements and has paid all amounts shown on such statements and the statements have been prepared in good faith and reflect all amounts due by their respective dates;

               (6) the business of each of the NBG Companies has been properly conducted since June 30, 1997 in accordance with the ordinary course of business. Since then, there has not been any material adverse change of the business, operations, properties, prospects, assets or conditions, financial or otherwise, of each of the NBG Companies, and no event has occurred or circumstance exists that may result in such a material adverse change, in particular:

                    (a) No liabilities of any kind have been created for which there has not been a reasonable quid pro quo; in particular, no contracts with danger of losses other than ordinary commercial losses at the time the contracts were awarded have been accepted;

                    (b) No assets have been assigned without reasonable consideration;

                    (c) No liabilities have been created which fall outside the ordinary course of business;

                    (d) No substantial agreements of each of the NBG Companies have been concluded, changed or terminated which fall outside the ordinary course of business;

                    (e) There has been no damage or loss which either individually or cumulatively could have a material effect on the existence of each of the NBG Companies or its financial situation;

                    (f)  no hidden distributions of profits have been made.

               (7) Each of the NBG Companies has paid, or has made provision for the payment of, all employee's contributions and employer's contributions to social insurance and pension, deferred compensation and other employee benefit payments required to be made by each of the NBG Companies with respect to its employees and agents and which are due as of the date of this Agreement. The consummation of the transactions contemplated by this Agreement will not result in the payment, vesting or accelaration of any benefit available to the employees of each of the NBG Companies under any pension plan or other employee benefit plan or under any employment contract or other arrangements;

               (8) Schedule 4.2 (8), which is attached to this Agreement, contains a complete and correct list of all industrial property rights (patents, trademarks, corporate and design patents) and intellectual property rights, which are owned by each of the NBG Companies. None of the NBG Companies is in violation of and/or has breached any licensing agreement with respect to patents, trademarks, copyrights or other intellectual property. All of the patents, trademarks, copyrights and other intellectual property used by each of the NBG Companies in the conduct of its business are either owned by the respective NBG company or can be used according to licensing agreements to which the respective NBG company is party and which are valid. Except in the sphere of distribution (which for these purposes means merely purchasing and reselling of finished goods), for which
                    Schedule 4.2 (8a) contains a complete list of all known infringements, and all pending or threatened claims of infringement, none of the patents, trademarks, copyrights or other intellectual property rights by each of the NBG Companies in the conduct of its business infringes on the intellectual property rights of any third party;

               (9) the conduct and operation of each of the NBG Companies' businesses have been and are in conformity with all applicable laws and regulations and none of the NBG Companies has received any notice asserting or suggesting any failure, or potential failure, to comply with or confirm to any such laws or regulations;

               (10) all assets of each of the NBG Companies which can be
                    included in the balance sheet are fully owned by the respective NBG company without being subject to any charges. None of the NBG Companies is subject to any restrictions on disposal in relation to these items. Excepted are reservations of title and other security rights in accordance with normal business practice.
                    Schedule 4.2.(10), which is attached to this Agreement, contains a complete and correct list of all assets which are subject to reservations of title or other security rights.

                    All objects in the asset side of each of the NBG Companies and used by the respective NBG company in its business are in an operational state;

               (11) each contract, agreement, commitment or understanding to which an NBG company is a party that is material to the respective NBG company's business, or that involves the payment by, or to, the respective NBG company of more than DM 40,000.00 in any twelve (12) months period (collectively, the "Material Contracts") is listed on Schedule 4.2 (11), which is attached to this Agreement. of the NBG Companies has received notice of default with respect to and none of the NBG Companies is in default under any of the Material Contracts. The contracts with customers of any of the NBG-Companies contain no unusual obligations for any of the NBG Companies that could result in a material loss under such contract;

               (12) none of the NBG Companies has entered into any
                    agreements, undertakings or commitments which would in any material way prevent or restrict the respective NBG company's business in continuing or further developing its business and/or would legally prevent or restrict its ability to compete with other companies;

               (13) unless otherwise listed in Schedule 4.2 (13), which is attached to this Agreement, no law suits that are or could be material to an NBG Company or with an amount claimed of DM 5,000.00 or more, administrative proceedings or investigations against any of the NBG Companies and/or the respective representatives and/or employees of the respective NBG company, the latter two only with respect to the business of the respective NBG company, have been initiated, notified or to the best knowledge of the NBG-Shareholders threatened to any of the NBG Companies, nor are any material circumstances known that would make the initiation of any such law suits, administrative proceedings or investigations appear likely to occur;

               (14) none of the information concerning each of the NBG
                    Companies, each of the NBG Companies' business or the NBG-Shareholders that each of the NBG Companies or the NBG-Shareholders will supply Activision, Inc. for use in any of Activision, Inc.'s filings under United States Securities Laws will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading;

               (15) Schedule 4.2 (15), which is attached to this Agreement, contains a complete and accurate list of the following information for each employee or director of each of the NBG Companies, including each employee on leave of absence or layoff status, stating name, job, title, professional qualifications, permits held, current compensation paid or payable and any change in compensation since June 30, 1997, vacation accrued, and service credited for purposes of eligibility and vesting under any social insurance or employee benefit plan or under any employment contracts or other arrangements; the two standard employment contracts of the NBG Companies have been handed over to Activision, Inc., and there are no material variations from these standard forms for any employee;

               (16) none of the NBG Companies has any real property rights or similar rights;

               (17) notwithstanding any other guarantees of NBG-Shareholders, no guarantee of NBG-Shareholders in this Agreement and no statement in any Schedule or Exhibit hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. None of the NBG-Shareholders knows of any information, which is, or which may reasonably be regarded as, material to an accurate appraisal of the NBG Companies' businesses, assets, liabilities and affairs of each of the NBG Companies and which has not been disclosed in writing to Kappaphoenicis Beteiligungs GmbH;

               (18) with the exception of the two Kreditgarantiegemeinschaft fur Handel in Bayern GmbH-loans given by Bayerische Landesanstalt fur Aufbaufinanzierung in the amount of DM 1,000,000.00 and DM 400,000.00, none of the NBG
                    Companies' contracts with third parties contains any change of control provisions (Kundigungsrechts oder auflosende Bedingung bei Wechsel des Mehrheitsgesellschafters) which could trigger termination of the respective contract in consequence of the signing of this Agreement and/or the transactions contemplated by this Agreement; each of the NBG Companies' contracts with third parties will stay in force after the date of this Agreement on identical terms and conditions immediately subsequent to the date of this Agreement;

               (18a) NBG-Shareholders shall use their best efforts to
                    maintain the existing banking relationships on their respective current levels;

               (19) Schedule 4.2 (19), which is attached to this Agreement, contains a complete and accurate list of all insurance contracts of each of the NBG Companies;

               (20) Schedule 4.2 (20), which is attached to this Agreement, contains a complete and correct list of all bank accounts, brokerage and/or securities accounts and/or custody accounts, if any, of each of the NBG Companies and of all persons authorized to sign;

               (21) Schedule 4.2 (21), which is attached to this Agreement, contains a complete and correct list of all powers of attorney issued by each of the NBG Companies;

               (22) if existent, the board of directors of each of the NBG
                    Companies has approved of the transactions under this Agreement. All necessary approvals by each of the NBG Companies and/or the NBG-Shareholders have been obtained; any rights of first refusal have been waived.

                                  ARTICLE 5
     GUARANTEES OF KAPPAPHOENICIS BETEILIGUNGS GMBH AND ACTIVISION, INC.


5.1            Guarantees

               As an inducement to the NBG-Shareholders and recognizing the NBG-Shareholders' reliance thereupon, Kappaphoenicis Beteiligungs GmbH and Activision, Inc. guarantee in the form of an independent guarantee ("selbstandiges
               Garantieversprechen") to the NBG-Shareholders that:

               (1) Activision, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A. Activision, Inc. has full corporate power and authority to own its assets and to carry on its business as now being conducted;

               (2) Kappaphoenicis Beteiligungs GmbH is a corporation duly organized, validly existing and in good standing under the laws of Germany;

               (3) the copy of the Amended and Restated Certificate of Incorporation of Activision, Inc. as amended (the "Certificate of Incorporation") and By-laws of Activision, Inc. as currently in effect, previously delivered to the NBG-Shareholders, is complete and correct;

               (4) Kappaphoenicis Beteiligungs GmbH has previously made available to the NBG-Shareholders (and the NBG-

                    Shareholders by their execution of this Agreement acknowledge receipt of) the following documents filed by Activision, Inc. with the United States Securities and Exchange Commission: (i) Activision, Inc.'s Annual Reports on Form 10-K for the fiscal years ended March 31, 1997 and 1996; and (ii) Activision, Inc.'s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997, and September 30, 1997; (the "SEC Documents"). As of their respective dates, none of the SEC Documents contained any untrue statements of a material fact or omitted to state a material fact required to be stated in such documents or necessary to make the statements in such documents not misleading. As of their respective dates, the SEC Documents complied as to form in all material respects with rules and regulations under the Securities Exchange Act of 1934, as amended;

               (5) the execution, delivery and performance of this Agreement by Kappaphoenicis Beteiligungs GmbH has been authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Kappaphoenicis Beteiligungs GmbH, enforceable against Kappaphoenicis Beteiligungs GmbH in accordance with its terms. Kappaphoenicis Beteiligungs GmbH has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the other documents to be delivered by Kappaphoenicis Beteiligungs GmbH hereunder and to perform the obligations under this Agreement and such other documents;

               (6) the authorized capital stock of Activision, Inc. on the date of this Agreement is as set forth in the Certificate of Incorporation. The Activision Shares, upon their delivery to the Shareholders in accordance with the provisions of this Agreement, will have been duly authorized, validly issued and fully paid for and non-assessable;

               (7) no guarantee of Kappaphoenicis Beteiligungs GmbH in this Agreement and no statement by Kappaphoenicis Beteiligungs GmbH in any Schedule or Exhihit hereto contains or shall contain an untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. Kappaphoenicis Beteiligungs GmbH does not know of any information which is, or which may reasonably be regarded as, material to an accurate appraisal of the business, assets, liabilities and affairs of Kappaphoenicis Beteiligungs GmbH and Activision, Inc. and which has not been disclosed to NBG-Shareholders;

               (8) Kappaphoenicis Beteiligungs GmbH will use its commercially reasonable efforts to be substituted as the guarantor of the NBG Companies' loans listed in Schedule
                    5.1 (8) or, if the banks do not agree to such substitution, to indemnify Detlef Erhardt and Ingrid Herrmann if any of the NBG Companies fails to repay the respective loans, resulting in a call on Detlef Erhardt's and Ingrid Herrmann's guarantee.

                                   ARTICLE 6
                     COVENANTS REGARDING ACTIVISION SHARES


6.1            Restrictions on Sale of Activision Shares

               The NBG-Shareholders acknowledge and agree that the Activision Shares will be issued to the NBG-Shareholders without registration under the Securities Act of 1933, as amended (the "Securities Act"), based upon the "private offering exemption", in reliance upon appropriate written representations from the NBG-Shareholders; further evidenced by restrictive legends on the certificates representing Activision Shares and "stop transfer" instructions to Activision Inc.'s transfer agent. Activision Shares will be "restricted securities" within the meaning of the Securities Act and the related rules and regulations. Notwithstanding the provisions of the Securities Act, the NBG-Shareholders acknowledge and agree that the NBG-Shareholders shall not sell, pledge, gift, hypothecate or otherwise transfer or dispose of any of the Activision Shares until the issuance by Activision, Inc. of its first earnings press release including at least thirty (30) days post-transaction combined operations.

6.2            Share Hold Back

               In order to insure that the representations, warranties and/or guarantees made by the NBG-Shareholders under this Agreement are not breached, and in order to provide a source of indemnification of Kappaphoenicis Beteiligungs GmbH and/or Activision, Inc. pursuant to Article 7, each of the NBG-Shareholders agree that 10 % of the Activision Shares to be received by them under this Agreement shall be deposited in an escrow account (the "Escrow Account") pursuant to a Warranty Escrow Agreement in the form attached hereto as EXHIBIT A (the "Warranty Escrow Agreement") on the date of this Agreement to provide a source from which Kappaphoenicis Beteiligungs GmbH can be reimbursed for any amounts due under
               Article 7 below. Such Activision Shares shall be held in the Escrow Account during such period of time as set forth in the Warranty Escrow Agreement (the "Hold Period"). Any dividends and distributions with respect to such Activision Shares while held in the Escrow Account also shall be retained in the Escrow Account until the expiration of the Hold Period. Any offsets or deductions made from Activision Shares held in the Escrow Account on account of any breach shall be made on the last business day of the Hold Period, or at such other time as set forth in the Escrow Agreement, and shall be based upon the price of US$ 15.5625 per Activision share and an exchange rate of US Dollars to Deutsche Marks of $ 0.576710/DM 1.00. All Activision Shares subject to such offset or deduction shall be canceled by Activision, Inc. and the remaining Activision Shares, together with any dividends paid or distributions made with respect to such Activision Shares that have not been canceled, shall be then delivered to the NBG-Shareholders in accordance with their respective interests. Notwithstanding the foregoing, Activision Shares held in the Escrow Account pursuant to the provisions of this Section 6.2 shall not be deemed the sole source of recourse by Kappaphoenicis Beteiligungs GmbH and/or Activision, Inc. for indemnification under this Agreement and the NBG-Shareholders shall remain at all times jointly and severally liable in accordance with
               Article 7 below.

6.3            Registration of Activision Shares

               (1)  Registration on Form S-3

                    Activision, Inc. agrees to use its best efforts to file with the United States Securities and Exchange Commission (the "SEC"), within sixty (60) days after the date of this Agreement, a registration statement on Form S-3, or on such other form which may be mutually acceptable to the parties, registering under the Securities Act, pursuant to Rule 415 under the Securities Act ("Rule 415") (if available), the offer and sale in the future of up to all of Activision Shares issued by Activision, Inc. pursuant to this Agreement. Activision, Inc. further agrees to (a) use its best efforts to cause such registration statement to be declared effective by the SEC within a time frame which is as soon as practible under the circumstances, (b) maintain the effectiveness of such registration statement or successor registration statement filed by Activision, Inc. for the purpose of registering the Activision Shares (such registration statements being collectively referred to as the "Registration Statement") until Activision Shares are eligible to be resold without restriction on disposition pursuant to the Securities Act and its related rules and regulations, (c) update the prospectus included in the Registration Statement (the "Prospectus") from time to time as may be necessary to assure that the Prospectus does not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the Prospectus not misleading, and (d) provide such number of copies of the Registration Statement and the Prospectus (as so updated) to the NBG-Shareholders as they may reasonably request in order to facilitate the public sale or other disposition of Activision Shares covered by such Registration Statement.

               (2)  Costs and Expenses

                    Activision, Inc. shall bear the filing and registration fees and the costs incurred for its legal counsel, accounting and all other costs and expenses, excluding costs for legal counsel and accountants for the NBG-Shareholders, which may be incurred in connection with the preparation and filing of the Registration Statement pursuant to Section 6.3 (1). The NBG-Shareholders shall be responsible for broker's commissions and underwriters' fees in connection with the sale of the Activision Shares.

               (3) The rights granted in this Section 6.3 are not assignable to any transferee of Activision Shares acquired by the NBG-Shareholders under this Agreement.

               (4)  Cooperation and Indemnification

                    The NBG-Shareholders, jointly and severally, agree that they will provide all required cooperation and furnish all necessary information and enter into such agreements customarily required of selling stockholders in connection with the preparation of the Registration Statement filed under the terms of this Section 6.3 and the disposition of their Activision Shares pursuant to such Registration Statement, and the NBG-Shareholders, jointly and severally, will represent and warrant the accuracy and completeness of all written information so furnished for inclusion in the Registration Statement and agree to indemnify and hold Activision, Inc. and its directors, officers, shareholders and underwriters harmless from and against any liability, loss or damage (including costs and attorneys' fees), incurred by or sustained by or asserted against any of them arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the information provided by the NBG-Shareholders or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (4b) Activision will indemnify and hold the NBG-Shareholders harmless from and against any liability, loss or damage (including costs and attorneys' fees) (collectively "Damages") incurred by or sustained by or asserted against any of them arising out of or based on any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements herein not misleading, except to the extent such Damages arise out of or are based on any information provided by the NBG-Shareholders.


                                   ARTICLE 7
                                   LIABILITY


7.1            Liability

               Unless stipulated otherwise in this Agreement, in the event of a breach of representations, warranties and/or guarantees under this Agreement, the breaching party shall put the other party into the position the party would have been if such representations, warranties and/or guarantees had not been breached. If it is not possible to do this within four (4) weeks after the breaching party has received such request from the other party, the other party and/or - if the breaching party are the NBG-Shareholders - also the respective NBG company can request full pecuniary compensation from the breaching party, in particular, all claims, demands, losses, costs, expenses, obligations, liabilities, actions, suits, damages including without limitation interests and penalties, counsel fees. Any further statutory remedies, including but not limited to cancellation of contract (Wandlung, Rucktritt) and diminuation of the purchase price (Minderung) are excluded to the extent possible under statutory law. This limitation shall not be applicable in case of defect of title (Rechtsmangel) of one or more of the shares in any of the NBG Companies.

               Claims shall be excluded if such claims are not raised until two (2) years after the date of this Agreement; provided that in respect of the guarantees regarding taxes the expiry date shall not be until 6 months after the assessment by the respective governmental authority has become final and binding. The respective NBG-Shareholders shall be given the opportunity at their own cost to take part in an external tax audit and to file an appeal against tax demands with which they are charged or to demand the filing of such an appeal.

               The aforementioned expiry dates are deadlines
               (Ausschlussfristen) within which the party making a claim must have sent a written notification of the claims explaining the grounds herefor in reasonable detail.

7.2            Liability Limitation

               No party hereto shall have an obligation toward the others under representations, warranties and/or guarantees or related statutory claims unless and until the aggregate amount of such claims against such party exceeds DM 100,000.00 or the equivalent in any other currency, and if so, then only the amount over such DM 100,000.00 shall be payable to the other party.

               None of the NBG-Shareholders shall be liable to Kappaphoenicis Beteiligungs GmbH and/or Activision, Inc. under any provision of this Agreement or a related statutory provision for an amount in excess of DM 5,750,000.00. This limitation is not applicable in case of liability arising from defects of title ("Rechtsmangel") of the shares in any of the NBG Companies.

                                   ARTICLE 8
                            NON-COMPETE UNDERTAKING


Except for the present activities (i. e. educational software development) in the present extent of and in connection with Caps Software Design AG i.G., until November 26, 1999, NBG-Shareholders shall neither directly nor indirectly develop, market, sell, purchase or otherwise deal with any such products or services or become direct or indirect shareholders of companies that compete with any of the NBG Companies in their present business (i.e. marketing, sale and distribution of entertainment, educational and "edutainment" software products) in their present markets (i. e. Germany, Austria and German-speaking parts of Switzerland). Within this purview and until November 26, 1999, NBG-Shareholders shall not solicit any employees or customers of any of the NBG Companies without the prior written consent of Kappaphoenicis Beteiligungs GmbH.

                                   ARTICLE 9
                         GUARANTEE BY ACTIVISION, INC.


Activision, Inc. guarantees Kappaphoenicis Beteiligungs GmbH's obligations to deliver Activision Shares under this Agreement.

Presently Kappaphoenicis Beteiligungs GmbH is a wholly owned indirect subsidiary of Activision, Inc.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS


10.1 The NBG-Shareholders hereby irrevocably, unconditionally and without time limit guarantee by way of independent guarantee ("selbstandiges Garantieversprechen") the timely and complete fulfillment of all obligations of the NBG-Shareholders entered into or resulting from this Agreement.

10.2   Further Assistance

       Each party agrees to make all reasonable efforts to cooperate with the other in post-closing matters that may arise in regard to taxes and the like. NBG-Shareholders shall use their best efforts to assist and to cause the NBG Companies' independent tax advisors to assist Activision, Inc. in preparation of such audit and Financial Statements for each of the NBG Companies as are necessary to enable

       Activision, Inc. to comply with the accounting and/or reporting requirements promulgated under the Securities Act and Securities and Exchange Act of 1934, as amended, in the United States.

10.3   Notices

       All notices made pursuant to this Agreement shall be valid only if made by a person authorized to receive notices as per below by Kappaphoenicis Beteiligungs GmbH or the NBG-Shareholders, as the case may be, and sent by registered mail, return receipt requested or facsimile, to the parties at the addresses set forth below, or as set forth in any notice of change of address given in writing in the manner prescribed herein to all other parties.

       If to KappaphoenicisActivision GmbH
       Beteiligungs GmbH and/or Auf der Haar 47,
       Activision, Inc.:     D-33332 Gutersloh,
                             Germany
                             Fax: +49 (5241) 48 08 48
      with a required copy to: 1. Activision, Inc.
                                  3100 Ocean Park Boulevard
                                  Santa Monica, CA 90405 U.S.A
                                  Fax: +1 (310) 255-2152

                               2. Robinson Silverman Pearce
                                  Aronsohn & Berman LLP
                                  attn.: Kenneth L. Henderson, Esq.
                                  1290 Avenue of the Americas,
                                  New York, N.Y. 10104, USA
                                  Fax: +1 (212) 541-4630


      If to Activision, Inc.:  Activision, Inc.
                               attn.: Senior Vice President,
                                      Business Affairs and
                                      Legal Counsel
                               3100 Ocean Park Boulevard
                               Santa Monica, CA 90405, U.S.A.
                               Fax: +1 (310) 255-2152
      with a required copy to: Robinson Silverman Pearce
                               Aronsohn & Berman LLP
                               attn.: Kenneth L.  Henderson, Esq.
                               1290 Avenue of the Americas,
                               New York, N.Y. 10104, USA
                               Fax: +1 (212) 541-4630


      If to Detlef Erhardt:    Fasanenweg 3,
                               D - 93133 Burglengenfeld, Germany
                               Fax: +49 (9471) 70 17 77


      If to Ingrid Herrmann:   Fasanenweg 3,
                               D - 93133 Burglengenfeld, Germany
                               Fax: +49 (9471) 70 17 66


10.4   Choice of Law, Venue

       This Agreement shall be governed by and construed in accordance with the substantive laws of Germany. The exclusive legal venue for all disputes in connection with this Agreement is Munich, Germany.

10.5   Assignment

       This Agreement may not be assigned by any party without the prior written consent of the other party.

10.6   Waiver

       No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other terms, provisions or conditions of this Agreement.

10.7   Severability

       The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render unenforceable any other provision herein. Any invalid or unenforceable provision shall be replaced by such reasonable provision as comes closest to what the parties wanted or would have wanted to apply in accordance with the meaning and purpose of this Agreement if they had considered such invalidity or unenforceability when entering into this transaction. The same shall apply correspondingly to the filling of any gaps.

10.8   Announcement

       Activision, Inc., Kappaphoenicis Beteiligungs GmbH and NBG-Shareholders shall cooperate in the preparation of any announcements regarding the transaction contemplated by this Agreement. Except as required by applicable law (in which case such announcing party shall prior thereto advise the other party), no party shall issue any announcement regarding the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

10.9   Entire Agreement

       This Agreement (including all attachments, i. e. Exhibits and Schedules) constitutes the entire understanding between the parties with respect to the subject matter hereof, supersede all negotiations, prior discussions and preliminary agreements. Neither party gives any warranty or accepts any liability in addition to those expressed in this Agreement. Amendments and additions to this Agreement are required to be in written form, to the extent no notarial form is prescribed by statute. The requirement for written form can be lifted only by written agreement for the parties. The headings of this Agreement are not a part of this Agreement but are for convenience purposes only.

10.10  Attachments

       All Exhibits and Schedules are essential parts of this document. They are referred to.

10.11  Costs

       Each party to this Agreement shall bear the costs for its legal counsel, accounting and all other expenses incurred in connection with this Agreement. Kappaphoenicis Beteiligungs GmbH shall bear the costs of notarization of this Agreement.

10.12  Copies

       Each party shall receive certified copies (1 beglaubigte Abschrift, 1 Ausfertigung) of this deed. One certified copy shall be sent to Finanzamt - Korperschaftsteuerstelle -.

This document was read aloud including the schedules and exhibits by the notary. Approved by the parties present and signed by them and the notary.